Exhibit 99.1

Picard Medical / SynCardia Announce Successful Four-Year Bridge to Transplant with

SynCardia Total Artificial Heart Support

-- 29-year-old patient supported for more than 1,600 days on the SynCardia Total Artificial

Heart before receiving a donor heart transplant --

TUCSON, Ariz., March 17, 2026 — Picard Medical, Inc. (NYSE American: PMI) (the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced that a 29-year-old patient successfully received a donor heart transplant after living for more than four years supported entirely by the SynCardia Total Artificial Heart.

The patient was implanted with the SynCardia Total Artificial Heart on September 2, 2021, after developing severe biventricular heart failure. The device replaced the pumping function of both sides of the heart, maintaining circulation while the patient awaited a donor organ. After 1,636 days of continuous artificial heart support, the patient underwent a successful heart transplant on February 24, 2026.

“The challenge in advanced heart failure is often the time required to find a suitable donor organ,” said Patrick NJ Schnegelsberg, Chief Executive Officer of Picard Medical. “This case demonstrates how the SynCardia Total Artificial Heart can sustain critically ill patients for extended periods, allowing them to live at home while awaiting heart transplantation.”

Total artificial heart therapy is indicated as a bridge to transplant for patients with irreversible biventricular heart failure who cannot be supported with isolated left ventricular assist device therapy. By replacing both ventricles and all four native heart valves, the SynCardia Total Artificial Heart restores circulation and hemodynamic stability while patients await donor organ availability.

More than 2,100 SynCardia Total Artificial Heart implants have been performed worldwide in patients with advanced biventricular heart failure, with the longest documented patient support exceeding eight years on device.

While individual outcomes may vary, extended duration support cases continue to inform clinical practice and illustrate the potential for long term mechanical circulatory support in carefully selected patients.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com